SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ____________________________


Date of report (Date of earliest event reported)   November 25 , 2002
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                              HELIX BIOMEDIX, INC.
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               (Exact Name of Registrant as Specified in Charter)



       Delaware                    33-20897-D                   91-2099117
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(State or Other Jurisdiction       (Commission                  IRS Employer
    of Incorporation)              File Number)              Identification No.)



22122 20th Ave. SE #148, Bothell, WA                                    98021
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code   (425) 402-8400
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Item 4.  Changes in Registrant's Certifying Accountant

On November 25, 2002, Helix BioMedix, Inc. ("the Company") was informed by its independent auditors, Comiskey & Company, P.C., that it would not stand for reappointment due to the current AICPA Public Company Practice Section rules requiring audit partner rotation every seven years. Comiskey & Company
("Comiskey") does not have an additional audit partner available to provide audit services to the Company and accordingly Comiskey and Company will resign as the Company's independent auditors effective for the December 31, 2002 Form 10-KSB.

The Company's Audit Committee has selected KPMG as the new independent auditor for the Company.

During the Company's two most recent fiscal years and the subsequent interim period through the date of this Report, there were no disagreements between the Company and Comiskey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Comiskey's satisfaction, would have caused Comiskey to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events as listed in
Item 304 (a)(1)(v) of Regulation S-X.

Comiskey's audit reports on the Company's financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Company has provided Comiskey with a copy of the foregoing disclosures. A letter from Comiskey is attached hereto as Exhibit 16.1, indicating its concurrence with the disclosures provided.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          16.1 Letter from Comiskey and Company regarding its concurrence or disagreement with the statements made in this report.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HELIX BIOMEDIX, INC.


Date: November 27, 2002                      /s/  R. Stephen Beatty
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                                             Name:    R. Stephen Beatty
                                             Title:   President and
                                                      Chief Executive Officer

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